Exhibit 10.1

AMENDMENT NUMBER ONE TO THE

DEFERRED COMPENSATION AGREEMENT

WHEREAS, Carmike Cinemas, Inc. (“Employer”) and                                          (“Employee”) entered into a Deferred Compensation Agreement dated                      (“Deferred Compensation Agreement”) pursuant to which Employer agreed to provide certain retirement, death and disability benefits to Employee;

WHEREAS, Employer and Employee desire to amend the Deferred Compensation Agreement at this time to amend the contribution formula under the Deferred Compensation Agreement, effective as of July 1, 2007;

NOW, THEREFORE, for consideration the receipt and sufficiency of which are hereby acknowledged, the Deferred Compensation Agreement is hereby amended as follows:

1. The second sentence of paragraph (a) of Article I of the Deferred Compensation Agreement is amended to read as follows:

In addition, for the calendar quarter beginning July 1, 1998, and within forty-five (45) days following the end of each succeeding calendar quarter, but subject to termination as described in paragraph (b) of this Article I or Article IV, Employer shall make payments equal to ten percent (10%) of Employee’s Compensation (as such term is defined in paragraph (3) below) for such calendar quarter, in the following manner:

2. A new subparagraph (3) is added at the end of paragraph (a) of Article I as follows:

(3) For calendar quarters beginning with the calendar quarter beginning July 1, 1998 and ending with the calendar quarter ending on June 30, 2007, Compensation shall mean Employee’s taxable compensation for such calendar quarter (as same shall be reflected by Employer for the calendar year on Employee’s Form W-2 or Form 1099). For calendar quarters beginning on or after July 1, 2007, Compensation shall mean Employee’s base salary and cash bonus received in such calendar quarter. For all calendar quarters beginning on or after July 1, 2007, no equity or equity-based compensation shall be taken into account in determining Employee’s Compensation.

3. Paragraph (b) of Article I of the Deferred Compensation Agreement is amended to read as follows:

(b) Termination of Contributions. Notwithstanding that Employee may continue to be employed by Employer or any other provision of this Agreement to the contrary, payments by Employer, as required by paragraph (a) of Article I of this Agreement, shall cease as of the end of the calendar quarter immediately prior to the first date that benefits become distributable from the Trust.

4. Except as amended by this Amendment Number One, the Deferred Compensation Agreement shall remain in effect as written.

(Signatures on next page)

IN WITNESS WHEREOF, Employer and Employee have executed this Amendment Number One this      day of                 , 2007, to be effective as of July 1, 2007.

CARMIKE CINEMAS, INC.:

Its:

EMPLOYEE: